Exhibit 99.1

HubSpot Reports Q1 2021 Results

CAMBRIDGE, MA (May 5, 2021) — HubSpot, Inc. (NYSE: HUBS), the customer relationship management (CRM) platform for scaling companies, today announced financial results for the first quarter ended March 31, 2021.

Financial Highlights:

Revenue

●	Total revenue was $281.4 million, up 41% compared to Q1'20.

oSubscription revenue was $270.3 million, up 41% compared to Q1'20.

oProfessional services and other revenue was $11.1 million, up 43% compared to Q1'20.

Operating Income (Loss)

●	GAAP operating margin was (5.3%), compared to (7.1%) in Q1'20.
●	Non-GAAP operating margin was 6.7%, compared to 7.3% in Q1'20.
●	GAAP operating loss was ($15.0) million, compared to ($14.1) million in Q1'20.
●	Non-GAAP operating income was $18.9 million, compared to $14.6 million in Q1'20.

Net Income (Loss)

●	GAAP net loss was ($23.2) million, or ($0.50) per basic and diluted share, compared to ($17.7) million, or ($0.41) per basic and diluted share in Q1'20.
●	Non-GAAP net income was $15.7 million, or $0.34 per basic and $0.31 per diluted share, compared to $14.1 million, or $0.33 per basic and $0.30 per diluted share in Q1'20.
●	Weighted average basic and diluted shares outstanding for GAAP net loss per share was 46.4 million, compared to 43.3 million basic and diluted shares in Q1'20.
●

Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 46.4 million and 50.4 million respectively, compared to 43.3 million and 47.7 million, respectively in Q1'20.

Balance Sheet and Cash Flow

•	The company’s cash, cash equivalents, and short-term and long-term investments balance was $1,286 million as of March 31, 2021.
●

During the first quarter, the company generated $72.5 million of operating cash flow, excluding the $9.8 million used for the repayment of our convertible notes, compared to $23.0 million during Q1'20.

●	During the first quarter, the company generated $61.2 million of free cash flow, compared to $7.1 million during Q1'20.

Additional Recent Business Highlights

●	Grew total customers to 113,925 at March 31, 2021, up 45% from March 31, 2020.
●	Total average subscription revenue per customer was $9,886 during the first quarter of 2021, down 1% compared to the first quarter of 2020.

“We entered 2021 strong with the launch of Operations Hub and another quarter of tremendous growth across the business,” said Yamini Rangan, Chief Customer Officer at HubSpot. “We believe there’s still a massive

Page | 1

opportunity ahead as companies continue to adapt to doing business in a digital-first world. With our powerful and easy-to-use CRM platform, we are well positioned to help our customers through that transition.”

Business Outlook
Based on information available as of May 5, 2021, HubSpot is issuing guidance for the second quarter of 2021 and full year 2021 as indicated below.

Second Quarter 2021:

•	Total revenue is expected to be in the range of $293 million to $297 million.
•	Non-GAAP operating income is expected to be in the range of $19 million to $21 million.
•	Non-GAAP net income per common share is expected to be in the range of $0.30 to $0.32. This assumes approximately 50.9 million weighted average diluted shares outstanding.

Full Year 2021:

•	Total revenue is expected to be in the range of $1,237 million to $1,247 million.
•	Non-GAAP operating income is expected to be in the range of $104 million to $106 million.
•	Non-GAAP net income per common share is expected to be in the range of $1.61 to $1.65. This assumes approximately 50.8 million weighted average diluted shares outstanding.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday May 5, 2021 at 4:30 p.m. Eastern Time (ET) to discuss the company’s first quarter financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

Following the conference call, a replay will be available at (800) 585-8367 (domestic) or (416) 621-4642 (international). The replay passcode is 7299990. An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading CRM platform that provides software and support to help companies grow better. The platform includes marketing, sales, service, operations, and website management products that start free and scale to meet our customers' needs at any stage of growth. Today, nearly 114,000 customers across more than 120 countries use HubSpot's powerful and easy-to-use tools and integrations to attract, engage, and delight customers. Learn more at www.hubspot.com.

Page | 2

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the second fiscal quarter of and full year 2021; and statements regarding our positioning for future growth and market leadership; statements regarding the management team; statements regarding expected market trends, future investments, and opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the impact of COVID-19 on our business, the broader economy, our workforce and operations, and our ability to forecast our future financial performance as a result of COVID-19; our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a CRM platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Page | 3

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$397,498	$378,123
Short-term investments	782,335	873,073
Accounts receivable	109,602	126,433
Deferred commission expense	47,279	44,576
Prepaid expenses and other current assets	31,459	34,716
Total current assets	1,368,173	1,456,921
Long-term investments	105,990	30,697
Property and equipment, net	96,845	101,123
Capitalized software development costs, net	28,340	24,943
Right-of-use assets	261,601	275,893
Deferred commission expense, net of current portion	30,607	28,296
Other assets	18,795	13,893
Intangible assets, net	11,878	10,282
Goodwill	47,588	31,318
Total assets	$1,969,817	$1,973,366
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,907	$13,540
Accrued compensation costs	44,856	44,054
Accrued expenses and other current liabilities	40,868	37,184
Convertible senior notes	11,810	7,837
Operating lease liabilities	30,563	30,020
Deferred revenue	336,183	312,866
Total current liabilities	482,187	445,501
Operating lease liabilities, net of current portion	265,664	279,664
Deferred revenue, net of current portion	3,227	3,636
Other long-term liabilities	11,399	10,811
Convertible senior notes, net of current portion	432,626	471,099
Total liabilities	1,195,103	1,210,711
Stockholders’ equity:
Common stock	47	46
Additional paid-in capital	1,279,113	1,241,167
Accumulated other comprehensive income	1,874	4,603
Accumulated deficit	(506,320)	(483,161)
Total stockholders’ equity	774,714	762,655
Total liabilities and stockholders’ equity	$1,969,817	$1,973,366

Consolidated Statements of Operations

Page | 4

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2021	2020
Revenues:
Subscription	$270,263	$191,229
Professional services and other	11,102	7,739
Total revenue	281,365	198,968
Cost of revenues:
Subscription	43,853	29,734
Professional services and other	10,881	8,551
Total cost of revenues	54,734	38,285
Gross profit	226,631	160,683
Operating expenses:
Research and development	68,396	46,202
Sales and marketing	141,017	102,328
General and administrative	32,250	26,255
Total operating expenses	241,663	174,785
Loss from operations	(15,032)	(14,102)
Other expense:
Interest income	475	4,057
Interest expense	(9,399)	(5,953)
Other income (expense)	660	(1,052)
Total other expense	(8,264)	(2,948)
Loss before income tax expense	(23,296)	(17,050)
Income tax benefit (expense)	137	(666)
Net loss	$(23,159)	$(17,716)
Net loss per share, basic and diluted	$(0.50)	$(0.41)
Weighted average common shares used in computing basic and diluted net loss per share:	46,428	43,275

Consolidated Statements of Cash Flows

Page | 5

(in thousands)

	For the Three Months Ended March 31,
	2021	2020
Operating Activities:
Net loss	(23,159)	$(17,716)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	11,208	8,711
Stock-based compensation	32,423	27,463
Loss on early extinguishment of 2022 Convertible Notes	2,406	—
Repayment of 2022 Convertible Notes attributable to the debt discount	(9,805)	—
Benefit from deferred income taxes	(1,006)	(257)
Amortization of debt discount and issuance costs	6,493	5,703
Amortization (accretion) of bond discount	515	(2,154)
Unrealized currency translation	(49)	781
Changes in assets and liabilities
Accounts receivable	16,475	9,780
Prepaid expenses and other assets	2,715	(15,107)
Deferred commission expense	(6,305)	(1,523)
Right-of-use assets	10,354	5,723
Accounts payable	4,598	1,495
Accrued expenses and other liabilities	(2,429)	(5,439)
Operating lease liabilities	(9,272)	(5,281)
Deferred revenue	27,538	10,832
Net cash and cash equivalents provided by operating activities	62,700	23,011
Investing Activities:
Purchases of investments	(362,288)	(439,889)
Maturities of investments	376,918	382,875
Equity method investment	(2,308)	—
Purchases of property and equipment	(3,967)	(11,098)
Capitalization of software development costs	(7,341)	(4,769)
Purchases of strategic investments	(1,850)	—
Acquisition of a business, net of cash acquired	(16,810)	—
Net cash and cash equivalents used in investing activities	(17,646)	(72,881)
Financing Activities:
Proceeds from settlement of Convertible Note Hedges related to the 2022 Convertible Notes	723	—
Repayment of 2022 Convertible Notes attributable to the principal	(35,900)	—
Employee taxes paid related to the net share settlement of stock-based awards	(2,964)	(941)
Proceeds related to the issuance of common stock under stock plans	16,339	6,854
Repayments of finance lease obligations	—	(30)
Net cash and cash equivalents (used in) provided by financing activities	(21,802)	5,883
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,877)	(1,814)
Net increase in cash, cash equivalents and restricted cash	19,375	(45,801)
Cash, cash equivalents and restricted cash, beginning of period	381,152	278,515
Cash, cash equivalents and restricted cash, end of period	$400,527	$232,714

Reconciliation of non-GAAP operating income and operating margin (in thousands, except percentages)

Page | 6

	Three Months Ended March 31,
	2021	2020
GAAP operating loss	$(15,032)	$(14,102)
Stock-based compensation	32,423	27,463
Amortization of acquired intangible assets	345	900
Acquisition related expenses	1,195	333
Non-GAAP operating income	$18,931	$14,594

GAAP operating margin	(5.3%)	(7.1%)
Non-GAAP operating margin	6.7%	7.3%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
GAAP net loss	$(23,159)	(17,716)
Stock-based compensation	32,423	27,463
Amortization of acquired intangibles assets	345	900
Acquisition related expenses	1,195	333
Non-cash interest expense for amortization of debt discount and debt issuance costs	6,493	5,703
Loss on early extinguishment of 2022 Convertible Notes	2,406	—
Impairment of strategic investment	—	250
Income tax effects of non-GAAP items	(4,050)	(2,854)
Non-GAAP net income	$15,653	14,079

Non-GAAP net income per share:
Basic	$0.34	$0.33
Diluted	$0.31	$0.30
Shares used in non-GAAP per share calculations
Basic	46,428	43,275
Diluted	50,436	47,715

Page | 7

Reconciliation of non-GAAP expense and expense as a percentage of revenue
(in thousands, except percentages)
	Three Months Ended March 31,
	2021					2020
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$43,853	$10,881	$68,396	$141,017	$32,250	$29,734	$8,551	$46,202	$102,328	$26,255
Stock -based compensation	(1,310)	(697)	(11,484)	(13,629)	(5,303)	(898)	(607)	(8,708)	(10,816)	(6,434)
Amortization of acquired intangible assets	(239)	—	—	(106)	—	(880)	—	—	(20)	—
Acquisition related expenses	—	—	(344)	(367)	(484)	—	—	(330)	—	(3)
Non-GAAP expense	$42,304	$10,184	$56,568	$126,915	$26,463	$27,956	$7,944	$37,164	$91,492	$19,818

GAAP expense as a percentage of revenue	15.6%	3.9%	24.3%	50.1%	11.5%	14.9%	4.3%	23.2%	51.4%	13.2%
Non-GAAP expense as a percentage of revenue	15.0%	3.6%	20.1%	45.1%	9.4%	14.1%	4.0%	18.7%	46.0%	10.0%

Page | 8

Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended March 31,
	2021	2020
GAAP subscription margin	$226,410	$161,495
Stock -based compensation	1,310	898
Amortization of acquired intangible assets	239	880
Non-GAAP subscription margin	$227,959	$163,273

GAAP subscription margin percentage	83.8%	84.5%
Non-GAAP subscription margin percentage	84.3%	85.4%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP net cash and cash equivalents provided by operating activities	$62,700	$23,011
Purchases of property and equipment	(3,967)	(11,098)
Capitalization of software development costs	(7,341)	(4,769)
Repayment of 2022 Convertible Notes attributable to the debt discount	9,805	—
Free cash flow	$61,197	$7,144

Reconciliation of operating cash flow
(in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP net cash and cash equivalents provided by operating activities	$62,700	$23,011
Repayment of 2022 Convertible Notes attributable to the debt discount	9,805	—
Operating cash flow, excluding repayment of convertible debt	$72,505	$23,011

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended June 30, 2021	Year Ended December 31, 2021
GAAP operating income range	($26,134)-($24,134)	($61,089)-($59,089)
Stock-based compensation	44,470	161,800
Amortization of acquired intangible assets	332	1,319
Acquisition related expenses	332	1,970
Non-GAAP operating income range	$19,000 -$21,000	$104,000-$106,000

Page | 9

Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended June 30, 2021	Year Ended December 31, 2021
GAAP net loss range	($33,453)-($32,203)	($91,899)-($89,399)
Stock-based compensation	44,470	161,800
Amortization of acquired intangible assets	332	1,319
Acquisition related expenses	332	1,970
Non-cash interest expense for amortization of debt discount and debt issuance costs	6,100	25,125
Income tax effects of non-GAAP items	(2,481)-(2,731)	(16,615)-(17,115)
Non-GAAP net income range	$15,300-$16,300	$81,700-$83,700

GAAP net income per basic and diluted share	($0.71)-($0.69)	(1.96)-($1.91)
Non-GAAP net income per diluted share	$0.30-$0.32	$1.61-$1.65

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	46,793	46,879

Weighted average common shares used in computing non-GAAP diluted net loss per share:	50,879	50,763

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, acquisition-related expenses, non-cash interest expense for amortization of debt discount and debt issuance costs, loss on early extinguishment of 2022 Convertible Notes, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus repayments of convertible notes attributable to debt discount. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash and the exclusion of repayments of convertible notes attributable to debt discount provides a comparable framework for assessing how our business performed when compared to prior periods and also aligns the non-GAAP treatment of our debt discount that is amortized as non-cash interest expense.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide

Page | 10

management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, loss on early extinguishment of 2022 Convertible Notes, impairment of strategic investment, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.

Expense for the amortization of acquired intangible assets, excluding backlog acquired intangible assets amortized as contra revenue, is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition.  While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.	Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the

Page | 11

exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses.

D.

In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%.  In June 2020, the Company issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The imputed interest rates of the convertible senior notes were approximately 6.87% and 5.71%, respectively. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

In the first quarter of 2021, the Company settled $44.5 million of the principal balance of the 2022 Notes in cash. In connection with these settlements, the Company recorded a $2.4M loss on early extinguishment of debt, which represents the difference between the fair value and carrying value of the debt extinguished. The amount of this charge may be inconsistent in size and varies depending on the timing of the repurchase of debt. In connection with the debt extinguishment, approximately $9.8 million of the repayment of convertible notes that is attributable to debt discount was classified as cash used in operating activities. Throughout the remainder of 2021 and until the maturity of the notes that are due in 2022, the Company has repaid, and will continue to repay early conversions of these notes. These activities are not considered reflective of our recurring core business operating results. As such, we believe the exclusion of these expenses and payments provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.

Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.

The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
Ellie Flanagan
eflanagan@hubspot.com

Page | 12